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                                                                   EXHIBIT 10.16



                               SUBLEASE AGREEMENT

        This SUBLEASE AGREEMENT is made and entered into the ______ day of _______, 1999, by and between FAMILY AND CHILD GUIDANCE CENTERS D.B.A. CHILD AND FAMILY GUIDANCE CENTERS. Sublessor has succeeded to the interests of Family Guidance Centers ("Sublessor") and STANFORD MICRODEVICES, INC., ("Sublessee").

                                    SUBLEASE

        1.1 Sublessor hereby rents and subleases to Sublessee, and Sublessee hereby rents from Sublessor, subject to the terms, conditions and covenants set forth in this Sublease, that certain office space, comprised of approximately 2,049 rentable square feet, described as Suite 300 (the "Premises") in the building located at 1222 E. Arapaho, Richardson, Texas 75081 and more commonly known as "Arapaho Business Park X" (the "Building"), as more fully described in that certain Lease Agreement by and between Aetna Life Insurance Company ("Lessor") and Family Guidance Center, attached hereto as Exhibit "A" and made a part hereof and incorporated herein by reference (the "Prime Lease").

        1.2 Sublessor has not obtained the consent of the Lessor, named below, to this Sublease, prior to the execution of this Sublease. In accordance with the terms of the Lease, Lessor's consent is required and shall not be unreasonably withheld. Sublessee agrees to cooperate and furnish such information on Sublessee as Lessor may request in connection with its review and consent to this transaction. Notwithstanding anything to the contrary, this Sublease is expressly conditioned on receipt of the consent of Lessor. If Lessor objects to the Sublease, then Sublessor will give notice to Sublessee, and this Sublease will terminate immediately, with neither party having any further obligation to the other. No objection by Lessor and no termination of this Sublease by reason of such objection shall diminish any rights of Sublessor under the Lease, Sublessor preserving all recourse against Lessor for any wrongful withholding of consent.

                                      TERM

        2.1 The term of this Sublease shall commence on November 1, 1999 or upon completion of the foundation work and continue to 12:00 midnight on August 31st, 2002, unless sooner terminated by reason of a default of Sublessee or a cancellation right, as provided for in Paragraph 5.2 of this Agreement. Sublessee shall have no right to renew or extend the term of this Sublease.

                                      RENT

        5.2 Basic Rent:

               Sublessee covenants and agrees to pay basic rent in the amount of $2,390.50, payable on the first day of each calendar month during the term of this Sublease, without notice or demand.

        5.3 Adjustment of Rental:



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               Subleasee shall pay to Sublessor the pro rata share of Real
Estate Taxes and Operating Expenses in excess of those incurred in the Base Year of 1998, as referenced in Addendum B of the Prime Lease.

        3.3 Herein, reference to the term "rent" refers to all sums of money due under the provisions of this Sublease, including, without limitation, the Base Rent and Additional Rent for the Premises. Rent is payable by the Sublessee without notice, demand, abatement, deduction or setoff. Sublessee's obligation to pay rent is independent of any obligation of Sublessor under this Sublease. In addition to any other rights afforded Sublessor for a late payment, if payment is not made to Sublessor within the five (5) day period, a late charge will be assessed against Sublessee in the amount of five percent (5%) of the past due sum and Sublessee acknowledges and agrees that, as the actual damages of Sublessor and administrative costs resulting from Sublessee's failure to pay timely would be difficult to calculate, that this sum represents fair compensation for any instance where Sublessee is late in payment of rent. Furthermore, if any amount then due is not paid to Sublessor the amount thus due shall bear interest at one and one-half percent (1-1/2%) per month; such interest to accrue continuously on any unpaid balance due to Sublessor by Sublessee during the period commencing with the due date and terminating with the date on which Sublessee makes full payment of all amounts owing to Sublessor at the time of said payment. Any such interest shall be payable as additional rent hereunder, shall not be considered as a deduction from the rent, and shall be payable immediately on demand.

                         USE AND ACCEPTANCE OF PREMISES

        4.1 Sublessee shall have the right to use the Premises for the following purpose: General office use.

        4.2 Sublessee shall not use the Premises for any other purpose. Sublessee will exercise due care and diligence in its conduct of activities and operations in and about the Premises, and will conduct its business in accordance with all federal, state, county, city and other governmental laws, ordinances, rules and regulations. Sublessee will at its own expense obtain any and all licenses and permits necessary to conduct its business on the Premises. Sublessee will not permit anything to be done or conducted in or upon the Premises which would be immoral, illegal or constitute a nuisance. Sublessee shall not use any hazardous materials on the Premises. The term "hazardous materials" as used herein shall mean (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601, et seq.), as amended from time to time, and regulations promulgated thereunder; (iii) asbestos or polychlorinated biphenyls; (iv) any substance the presence of which on the Premises is prohibited or regulated by any federal, state or local law, regulation, code or rule; (v) any other substance which requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment, or disposal; and (vi) with the exception of products normally found or used in general business offices.

        4.3 The Premises will be delivered to Sublessee and Sublessee accepts them "AS IS", "WHERE IS" and "WITH ALL FAULTS". If the Premises are not in compliance with all



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existing laws, ordinances, rules and regulations on the date this Sublease commences, Sublessee shall be solely responsible for bringing the Premises into compliance, including, without limitation, compliance with the Americans With Disabilities Act ("ADA"), and Sublessor shall have no obligation hereunder. Sublessee shall be responsible and pay any and all fines or penalties, assessed after the date hereof, for the failure of the Premises to comply with all laws, ordinances, rules and regulations, for which Sublessor under the Prime Lease, as Tenant, is responsible thereunder.


                               Special Provisions


        5.1 Sublessor shall repaint the Premises and clean the carpet, prior to Sublessees occupancy in the same color and quality of paint used in Sublessees space located at the 1201 Arapaho Road, Suite 102, Richardson, TX, located in the same business park as the "Premises"

        5.2 Sublessee may cancel the Sublease Agreement on July 31, 2001 by giving Sublessor at least six (6) months prior written notice along with a check in the amount of $4,781. as a cancellation penalty.

        5.3 Sublessor shall not agree to changes or modifications in the Prime Lease without the prior written consent of the Sublessee

        5.4 Sublessor shall forward any and all notices received by Lessor regarding any default by the Sublessor.

        5.5 Sublessor shall forward any notification from Lessor notifying Sublessor of availability of contingious space. Sublessee shall request in writing to Sublessor within five (5) days of Subtenant desire to lease additional space and Sublessor shall exercise right with the Lessor



                                   PRIME LEASE

        6.1 Sublessor holds the Premises pursuant to the Prime Lease. This Sublease is in all respects subject and subordinate to the Prime Lease.

        6.2 In addition to all of the terms and provisions contained in this Sublease, Sublessee will comply with all of the terms and provisions of the Prime Lease, which are to be observed and performed by Sublessor (as Tenant thereunder). Except to the extent any provisions of the Prime Lease are inapplicable, inconsistent with or modified by the terms of this Sublease, each of the provisions of the Prime Lease are incorporated into this Sublease as fully as if completely rewritten herein, and Sublessee agrees to be bound to Sublessor by all of the terms of the Prime Lease and to assume toward Sublessor and perform all of the obligations and responsibilities that Sublessor assumes towards Lessor, in and under the Prime Lease with respect to its occupancy of the Premises and use of the common areas, and Sublessor shall have all of the rights, remedies and privileges of Lessor under the Prime Lease



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for a default by Sublessee under this Sublease. Sublessee hereby acknowledges receipt of a copy of the Prime Lease, attached hereto as Exhibit "A".

        6.3 All terms not specifically defined in this Sublease shall have the same meaning as set forth in the Prime Lease.

                            ASSIGNMENT AND SUBLETTING

        7.1 Provided Lessor has consented to an assignment or sublease by Sublessee of its interest in the Premises, Sublessor shall not unreasonably withhold its consent to an assign or sublet of the Premises at any time during the term of the Sublease. No such assignment or sublease shall release Sublease from its obligations under this Sublease.

                             SERVICES AND UTILITIES

        8.1 As long as Sublessee is not in default under any provision of this Sublease, Sublessor will exercise such rights as afforded under the Prime Lease to cause Lessor to furnish to the Premises those services provided by Lessor under the Lease Agreement in the amounts and during the times set forth in the Lease Agreement. Sublessor will not be liable for any interruption of services, and, both the Sublessor and Sublessee will look to the Lessor to restore any interruption. Sublessee will be solely liable for any excess usage of services in accordance with any such provisions in the Prime Lease. The charge for such after business hours usage will equal the charge made by Lessor to Sublessor under the Prime Lease.

                               ACCESS TO PREMISES

        9.1 Sublessor reserves the right from time to time to access the Premises on prior notice to Sublessee, except in an emergency, when only such notice as is reasonable will be given, to inspect the Premises and for all such other reasons as the Sublessor would have if it were the Lessor under the Prime Lease.

                              INSURANCE; INDEMNITY

        10.1 During the term of this Sublease, Sublessee shall comply with the following insurance requirements:

        (a) Sublessee shall, at Sublessee's sole expense, procure and maintain fire and extended coverage insurance on the leasehold improvements to the Premises, the FF&E and any other furniture, fixtures, equipment or other items located in the Premises, in a reasonable amount, but in no event shall the amount of coverage be less than the reasonable cost to replace them.

        (b) Sublessee shall maintain commercial general liability insurance in the minimum amounts of $1,000,000 for each occurrence (and any additional amount required of Sublessor, as Tenant, under the Prime Lease).

        (c) Not later than the commencement of the term of this Sublease, the Sublessee shall provide Sublessor with copies of appropriate certification of the required insurance, with a



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company or companies acceptable to the Sublessor, evidencing the coverage that is in effect, and all policies of such insurance shall name the Sublessor and Lessor as co-insureds, as their interests may appear. Each such policy shall provide that the Sublessor shall be given thirty (30) days prior written notice of cancellation or material modification.

        (d) Sublessor and Sublessee agree to waive, and cause their respective insurers to waive, any and all rights of subrogation either may have against each other and the Sublessee shall also obtain the waiver of subrogation against the Lessor under the Prime Lease.

        (e) Sublessee further agrees not to use or to permit any other party to use the Premises in any manner which will increase the present rate of premium for insurance on the Building, the Premises, or in any manner which would cause a cancellation of any insurance policy of Sublessor relating to same, and Sublessee will not keep or suffer to be kept therein any gasoline, distillate, petroleum or explosive products or any other hazardous or toxic materials in, on or around the Premises. Sublessee agrees to indemnify, defend and hold harmless Sublessor for all claims, demands, losses, costs and expenses arising from a breach of the foregoing covenant.

        10.2 Sublessee hereby indemnifies and holds Sublessor and Lessor harmless from and against any and all claims, demands, liabilities, and expenses, including attorney's fees, arising from any breach or default by Sublessee of this Sublease, or the negligence or willful misconduct of Subtenant or its agents, employees, invitees, or contractors in or about the Subleased Premises except to the extent caused by Sublessor's gross negligence or willful misconduct. In the event any action or proceeding shall be brought against Sublessor or Lessor by reason of any such claim, Sublessee shall defend the same at Sublessee's expense by counsel reasonably satisfactory to Sublessor or Lessor, as the case may be.

                                    CASUALTY

If all or a portion of the Subleased Premises is damaged by fire or other casualty and the Prime Lease is not terminated by Lessor, this Sublease shall remain in full force and effect and Rent shall not abate except to the extent Sublessor is entitled to an abatement of rent under the terms of the Prime Lease; however if Sublessor, has a right to terminate it shall notify Sublesee prior to exercising such right. If Sublessor exercises its right to terminate, this Sublease shall terminate; if it elects not to terminate but Sublessee desires to terminate, this Sublease shall terminate.

                                   ALTERATIONS

        12.1 During the term hereof, Sublessee will not make alterations or improvements to or modifications of the Premises without the prior written consent of Sublessor and Lessor. Sublessee will pay the cost and expense of all alterations. Sublessor hereby consents to Sublessee's change of the locks on the front door and interior doors, provided Sublessee obtains the consent of the Lessor to change the locks and makes such change at the sole cost and expense of Sublessee.

                                     PARKING



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        13.1 Sublessor will provide to Sublessee, during the term of this
Sublease, the surface parking spaces provided to Tenant under the Prime Lease (Sublessor). Sublessee and its employees and invitees will abide by all rules and regulations of Lessor governing the use of the parking.




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                              LESSOR'S OBLIGATIONS

        14.1 Sublessee agrees that if Lessor fails or refuses to perform its obligations or provide services under the Prime Lease for reasons other than due to Sublessor's default under the Prime Lease, Sublessor shall not be obligated to perform or have liability for such obligations.

        14.2 Sublessor shall cooperate with Sublessee's reasonable requests to enforce for the benefit of Sublessee the obligations of Lessor to Sublessee under the Prime Lease as those obligations relate to the Premises; provided, however, Sublessor is not required to expend any monies in assisting Sublessee.

                                     NOTICE

        15.1 Unless otherwise provided herein, any notice, tender or delivery required or permitted hereunder may be affected by personal delivery or by registered or certified mail, postage prepaid, return receipt requested, addressed as indicated below (or to such other address as either party may from time to time indicate in writing), and shall be deemed given (i) upon receipt, if personal delivery, or (ii) upon three (3) days after being deposited in the United States mail, if mailed.


        SUBLESSOR:                  Dr. James Calvert
                                    Dallas Child and Family Guidance Center
                                    8915 Harry Hines Blvd.
                                    Dallas, TX 75235


        SUBLESSSEE:                 Susan Ocampo
                                    Stanford Microdevices, Inc.
                                    522 Almanor Ave.
                                    Sunnyvale, CA 94086

        With a copy to:             Regional Manager
                                    Stanford Microdevices, Inc.
                                    1202 Arapaho Rd.
                                    Suite 102
                                    Richardson, TX 75081



                                  MISCELLANEOUS

        16.1 Building Directories and Signage. Sublessee will not be permitted any listing of its name in the building directory or signage on the Premises, without first obtaining the consent of Lessor. Any such changes will be at Sublessee's sole cost and expense.

        16.2 Severability. Each of the terms and provisions of this Sublease is, and must be construed to be, separate and independent. If any of the terms and provisions of this Sublease or its application to any person or circumstances is to any extent invalid and



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unenforceable, the remainder of this Sublease, or the application of that term and provision to the persons or circumstances other than those as to which it is invalid or unenforceable, are not affected thereby.

        16.3 Brokerage. Sublessee warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Sublease other than Janice Koster Peters of Henry S. Miller Commercial ("Broker"). Sublessee shall indemnify, defend, and hold Sublessor harmless against all costs, expenses, attorneys' fees, or other liability for commissions or other compensation or charges claimed by any broker or agent other than Broker claiming by, through, or under Sublessee with respect to this Sublease. Any brokerage commissions payable to Broker by Sublessor shall be pursuant to the terms of separate agreements between Sublessor and Broker.

        16.4 No Representations. Sublessor and Sublessor's agents made no, and Sublessee waives any, representations or promises with respect to the Premises or the Building except as expressly set forth in this Sublease. No rights, easements, or licenses are acquired by Sublessee by implication or otherwise except as expressly set forth in this Sublease.

        16.5 Entire Agreement; Amendments. This Sublease and the Consent of Lessor are the entire agreements between the parties. All negotiations, considerations, representations, and understandings between Sublessor and Sublessee are incorporated in this Sublease and the Consent. No act or omission of any employee or agent of Sublessor may alter, change, or modify any of the terms of this Sublease. No amendment or modification of this Sublease is binding unless expressed in a written instrument executed by Sublessee and Sublessor.




                                       SUBLESSOR:
                                       ----------------------,
                                       a         corporation
                                         -------

                                       By:
--------------------------------          --------------------------------------
            Address
                                       Its:
--------------------------------           -------------------------------------

                                       SUBLESSEE:
                                       ----------------------,
                                       a         corporation
                                         -------


                                       By:
--------------------------------          --------------------------------------
            Address
                                       Its:
--------------------------------           -------------------------------------



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                                 LESSOR CONSENT

        Lessor consents to the subletting of the Premises in accordance with the terms and conditions of the above-Sublease subject to the following:

        1. If any default under the Prime Lease occurs, Lessor shall have the right to collect the rent due to Sublessor under the Sublease or directly from the Sublessee without waiving any of the Lessor's rights against Sublessor as a result of such default, and in such case the Sublease shall continue.

        2. If the default cannot be cured and the Prime Lease terminates, Lessor shall release the space to Sublessee on the same terms and conditions as in the Prime Lease for the remainder of the term.

        3. The above Sublease constitutes the entire agreement between Sublessor and Sublessee and there are no other oral or written agreements between them. No modifications or amendments to the Sublease will be made without the prior written consent of Lessor.

        AGREED to and executed this ____ day of _______________, 1999.


                                       LESSOR:

                                       ----------------------------------------,
                                       a
                                        ---------------------------------


                                       By:
-----------------------------------
                                          By:


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